Exhibit 8.1

September 13, 2017

The Carlyle Group L.P.

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004-2505

Ladies and Gentlemen:

We have acted as counsel to The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (File No. 333-220355) (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Partnership thereunder of 16,000,000 5.875% Series A Preferred Units representing limited partner interests in the Partnership (the “Units”) pursuant to the Underwriting Agreement, dated September 6, 2017 (the “Underwriting Agreement”), among Carlyle Group Management L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, Carlyle Holdings I L.P., a Delaware limited partnership, Carlyle Holdings II L.P., a Québec société en commandite, Carlyle Holdings III L.P., a Québec société en commandite, and the several underwriters named therein.

We have examined (i) the Registration Statement; (ii) the prospectus contained in the Registration Statement (the “Base Prospectus”); (iii) the prospectus supplement, dated September 6, 2017, to the Base Prospectus (the “Prospectus Supplement”); (iv) the Second Amended and Restated Partnership Agreement of The Carlyle Group L.P. (the “Partnership Agreement”) dated September 13, 2017; (iii) the Second Amended and Restated Limited Partnership Agreement of Carlyle Holdings I L.P., dated September 13, 2017, (v) the Second Amended and Restated Limited Partnership Agreement of Carlyle Holdings II L.P., dated September 13, 2017, (vi) the Second Amended and Restated Limited Partnership Agreement of Carlyle Holdings III L.P., dated September 13, 2017 and (vii) the representation letter of the General Partner delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership and the General Partner, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Partnership and the General Partner.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the General Partner in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the Base Prospectus and the Prospectus Supplement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations” as supplemented by the discussion set forth in the Prospectus Supplement under the caption “Additional Material U.S. Federal Income Tax Considerations”, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Partnership dated the date hereof, to the incorporation by reference of this opinion letter in the Registration Statement and to the references to our firm under the captions “Material U.S. Federal Tax Considerations” and “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/S/ SIMPSON THACHER & BARTLETT LLP